UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 6, 2008

INDUSTRIAL DISTRIBUTION GROUP, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-13195	58-2299339

(State or other Jurisdiction of	(Commission File	(IRS Employer
Incorporation or Organization)	Number)	Identification No.)

950 East Paces Ferry Road, N.E.
Suite 1575
Atlanta, Georgia	30326

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (404) 949-2100
NOT APPLICABLE
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.
     On August 6, 2008, Industrial Distribution Group, Inc. (the “Company”) completed a merger (the “Merger”) with Eiger Merger Corporation (“Merger Co”), a wholly-owned subsidiary of Eiger Holdco, LLC (“Eiger”), both affiliates of Luther King Capital Management Corporation. The Company is the surviving entity and is now a wholly-owned subsidiary of Eiger.
     The Merger was effected pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 25, 2008, among the Company, Merger Co and Eiger. Pursuant to the terms of the Merger Agreement (i) each share of common stock of the Company, par value $0.01 per share (the “Common Stock”), (ii) each option to purchase Common Stock and (iii) each Restricted Share to the extent provided in the agreement pursuant to which such Restricted Share was issued, outstanding immediately prior to the Merger, an aggregate of 9,777,573 shares of Common Stock, were cancelled and automatically converted into the right to receive $12.10, or in the case of options, a cash payment equal to the excess of $12.10 over the applicable option exercise price, in each case without interest and net of any taxes required to be withheld (the “Merger Consideration”). The Merger Consideration will be paid to the Company’s now-former stockholders promptly following the receipt from them of their respective letters of transmittals and evidence of ownership of shares of Common Stock. Eiger has indicated that it will deliver the form of letter of transmittal (and related materials) to the Company’s now-former stockholders within the next week.
     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, with the Merger Agreement which was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 1, 2008 and is also included as Annex A to the Company’s proxy statement dated May 16, 2008, filed with the SEC on May 19, 2008, which proxy statement also includes a summary of the terms of the Merger.

ITEM 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.
     On August 6, 2008, the Company notified NASDAQ that each outstanding share of Common Stock was converted in the Merger into the right to receive the Merger Consideration and that, as a wholly-owned subsidiary of Eiger, the Company no longer met the listing requirements for inclusion in the NASDAQ Global Market set forth in Rule 4426(b) of the NASDAQ Marketplace Rules. Accordingly, the Company requested that NASDAQ file a notification of removal from listing on Form 25 with the SEC with respect to the Common Stock. In addition, the Company will file with the SEC a certification and notice of termination of registration on Form 15, requesting that the Common Stock be deregistered under Section 12(b) and 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the reporting obligations of the Company under Sections 13 and 15(d) of the Securities Exchange Act be suspended.

ITEM 3.03	MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS.

     On August 6, 2008, pursuant to the Merger Agreement and in connection with the completion of the Merger, each share of Common Stock outstanding immediately prior to the Merger was converted into the right to receive $12.10 in cash, without interest and net of any taxes required to be withheld. Upon the effective time of the Merger, the Company’s stockholders immediately prior to the effective time of the Merger ceased to have any rights as stockholders in the Company (other than their right to receive the Merger Consideration) and accordingly no longer have any interest in the Company’s future earnings or growth.

ITEM 5.01.	CHANGES OF CONTROL OF REGISTRANT.
     On August 6, 2008, pursuant to the Merger, control of the Company was acquired by Eiger, which now owns 100% of the Company’s capital stock. Eiger financed the payment of the Merger Consideration through a combination of issuance of its equity and by entry into an asset-based senior secured credit facility with Comerica Bank. The discussion under Item 2.01 of this Current Report is incorporated by reference in this Item 5.01.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     In accordance with previously negotiated terms of the Merger Agreement, upon the effectiveness of the Merger on August 6, 2008, Mssrs. Charles A. Lingenfelter, David K. Barth, William R. Fenoglio, William T. Parr, George L. Sachs, Jr., Ajita G. Rajendra and Richard M. Seigel voluntarily resigned from the board of directors of the Company. The newly appointed board of directors of the Company is comprised of J. Bryan King.

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
     In connection with the Merger and pursuant to the Merger Agreement, the Certificate of Incorporation of Merger Co and the bylaws of Merger Co, each as in effect immediately prior to the effective time of the Merger, are now the Certificate of Incorporation and the bylaws of the Company (except with respect to the name of the Company).

ITEM 8.01.	OTHER EVENTS.
     After the close of business on August 6, 2008, the Company issued a press release announcing the consummation of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits:
99.1	Press Release dated August 6, 2008 issued by Industrial Distribution Group, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 6, 2008

/s/ Jack P. Healey
Jack P. Healey
Executive Vice President and Chief
Financial Officer
Exhibit Index

Exhibit No.	Description

99.1	Press release of Industrial Distribution Group, dated August 6, 2008.

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